Registration No. 33-


                       FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            REPUBLIC NEW YORK CORPORATION
(Exact name of registrant as specified in its charter)

      Maryland                            13-2764867
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

452 Fifth Avenue, New York, New York         10018
(Address of Principal Executive Offices)   (Zip Code)

              PROFIT SHARING AND SAVINGS PLAN
            OF REPUBLIC NATIONAL BANK OF NEW YORK
                  (Full title of the plan)

              William F. Rosenblum, Jr., Esq.
   Senior Vice President, Deputy General Counsel and Secretary
               Republic New York Corporation
                   452 Fifth Avenue
                New York, New York  10018
                     (212) 525-6100
  (Name, address and telephone number of agent for service)


                      Calculation of Registration Fee
- --------------------------------------------------------------------------------------------------------
                                                                 Proposed
                                         Proposed                maximum
Title of Securities      Amount to be    maximum offering        aggregate offering    Amount of
to be registered         registered      price per unit(1)       price (1)             registration fee
- --------------------------------------------------------------------------------------------------------

Common Stock,            500,000 shs.     $45.1875               $22,593,750           $7,791.00
  $5.00 par value

"Interests" in the
 Plan(2)                   N/A              N/A                     N/A                   N/A
- --------------------------------------------------------------------------------------------------------

<FN1>
(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule
     457(c) under the Securities Act of 1933, as amended (hereinafter, the "Securities Act") and based on the average of the high and low sale prices of the Common Stock of the Registrant on The New York Stock Exchange Composite Tape on January 12, 1995.

<FN2>
(2)  Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.


     The Registration Statement on Form S-8 of Republic New York
Corporation (the "Corporation"), No. 33-44048, filed with the
Securities and Exchange Commission (the "Commission") on November
19, 1991, is hereby incorporated by reference into this Registration Statement.

                         PART 1
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.* [FN]

Item 2.   Registrant Information and Employee Plan Annual Report.* [FN]

___________________
[FN]
* Information required by Part I to be included in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.


                         PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed by the Corporation with the Commission are incorporated herein by reference:

- --- Annual Report on Form 10-K for the year ended December 31,
    1993, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

- --- Quarterly Reports on Form 10-Q, filed with the Commission pursuant to Section 13 of the Exchange Act on May 13, 1994,
    August 12, 1994 and November 14, 1994;

- --- Current Reports on Form 8-K, filed with the Commission pursuant to Section 13 of the Exchange Act on May 9, 1994, and May 23, 1994; and

- --- The description of the Corporation's Common Stock, $5.00 par value, contained in its Registration Statement on Form
    8-B, dated June 6, 1974, filed with the Commission pursuant to Section 12 of the Exchange Act.

     The following document heretofore filed by the Profit Sharing and Savings Plan of Republic National Bank of New York (the "Plan") with the Commission is also incorporated herein by reference:

- --- Annual Report on Form 11-K for the year ended December 31,
    1993, filed with the Commission pursuant to Section 15(d) of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.  Exhibits.

4     Profit Sharing and Savings Plan of
      Republic National Bank of New York, as amended
23    Consent of KPMG Peat Marwick

     In lieu of filing an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under
Section 401 of the Internal Revenue Code, the undersigned Registrant hereby undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.


                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 19, 1995.


                                REPUBLIC NEW YORK CORPORATION

                                     WALTER H. WEINER
                                   ---------------------
                                   Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature               Title                  Date
    ---------               -----                  ----

WALTER H. WEINER       Director and Chairman
                       of the Board              January 19, 1995
                       (Principal Executive
                       Officer)

JOHN D. KABERLE, JR.    Executive Vice President January 19, 1995
                        and Comptroller
                       (Principal Financial and
                       Accounting Officer)

KURT ANDERSEN              Director              January 19, 1995

ALBERT S. CORWEN           Director              January 19, 1995

CYRIL S. DWEK              Director              January 19, 1995

ERNEST GINSBERG            Director              January 19, 1995

NATHAN HASSON              Director              January 19, 1995

MORRIS HIRSCH              Director              January 19, 1995

(Jeffrey C. Keil)          Director

PETER KIMMELMAN            Director              January 19, 1995

LEONARD LIEBERMAN          Director              January 19, 1995

PETER J. MANSBACH          Director              January 19, 1995

WILLIAM C. MACMILLEN, JR.  Director              January 19, 1995

MARTIN F. MERTZ            Director              January 19, 1995

JAMES L. MORICE            Director              January 19, 1995

(E. Daniel Morris)         Director

JANET L. NORWOOD           Director              January 19, 1995

JOHN A. PANCETTI           Director              January 19, 1995

(Javier Perez de Cuellar)  Director

VITO S. PORTERA            Director              January 19, 1995

WILBUR M. RABINOWITZ       Director              January 19, 1995

WILLIAM P. ROGERS          Director              January 19, 1995

DOV C. SCHLEIN             Director              January 19, 1995

(Jacques Tawil)            Director

PETER WHITE                Director              January 19, 1995


     Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits and Compensation Committee of the Board of Directors of Republic National Bank of New York has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 19, 1995.





                                 PROFIT SHARING AND SAVINGS PLAN OF
                                 REPUBLIC NATIONAL BANK OF NEW YORK

                                     JAMES L. MORICE
                                -----------------------------
                                        Chairman
                                   Employee Benefits and
                                   Compensation Committee



                           EXHIBIT INDEX



Exhibit No.         Description of Exhibits

        4       Profit Sharing and Savings Plan of Republic
                National Bank of New York, as amended
       23       Consent of KPMG Peat Marwick